Exhibit 5.1

DUKE ENERGY BUSINESS SERVICES, LLC

526 South Church Street

Charlotte, North Carolina 28202

September 27, 2019

Duke Energy Indiana, LLC

1000 East Main Street

Plainfield, Indiana 46168

Re:      Duke Energy Indiana, LLC $500,000,000 aggregate principal amount of First Mortgage Bonds, Series YYY, 3.25%, Due October 1, 2049

Ladies and Gentlemen:

I am Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of Duke Energy Indiana, LLC, an Indiana limited liability company (the “Company”), and in such capacity I have acted as counsel to the Company in connection with the public offering of $500,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, Series YYY, 3.25%, Due October 1, 2049 (the “Securities”), to be issued pursuant to an Indenture of Mortgage or Deed of Trust, dated September 1, 1939 (the “Original Indenture”), between the Company and Deutsche Bank National Trust Company, as Trustee (the “Trustee”), as amended and supplemented from time to time, including by the Sixty-Ninth Supplemental Indenture, dated as of September 27, 2019, relating to the Securities (the “Supplemental Indenture”) (collectively, the “Indenture”). On September 25, 2019, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

My opinion set forth herein is limited to the laws of the State of Indiana. I do not express any opinion with respect to the laws of any other jurisdiction, or as to the effect thereof on the opinion herein stated. The Indenture and the form of Securities do not include provisions specifying the governing law. For purposes of my opinions, I have assumed that the Indenture and the Securities are governed exclusively by the internal substantive laws and judicial interpretations of the State of Indiana. In rendering the opinion set forth herein, with respect to matters of Indiana law, I have relied on the opinion of Kelley A. Karn, Esq., Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of the Company, attached hereto as Annex I.

In connection with this opinion, I or attorneys under my supervision (with whom I have consulted) have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(a)            the registration statement on Form S-3 (File No. 333-233896-04) of the Company filed on September 23, 2019, with the Securities and Exchange Commission (the “Commission”) under the Securities Act, allowing for delayed offerings pursuant to Rule 415 under the Securities Act and the information deemed to be a part of such registration statement as of the date hereof pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, effective upon filing with the Commission on September 23, 2019 pursuant to Rule 462(e) of the Rules and Regulations, being hereinafter referred to as the “Registration Statement”);

(b)            the prospectus, dated September 23, 2019, which forms a part of and is included in the Registration Statement in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(c)            the preliminary prospectus supplement, dated September 25, 2019, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)            the prospectus supplement, dated September 25, 2019, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)            the Issuer Free Writing Prospectus filed with the Commission on September 25, 2019 pursuant to Rule 433(d) of the Securities Act and Section 5(e) of the Underwriting Agreement;

(f)             the Articles of Organization of the Company, effective January 1, 2016, as amended;

(g)            the Limited Liability Company Operating Agreement of the Company, dated as of January 1, 2016, as amended;

(h)            an executed copy of the Underwriting Agreement;

(i)             a specimen of the Securities;

(j)             an executed copy of the Indenture;

(k)            an executed copy of the Supplemental Indenture;

(l)             resolutions adopted by the Board of Directors of the Company, effective September 16, 2019, relating to the preparation and filing with the Commission of the Registration Statement and the issuance of the Company’s securities; and

(m)           the written consent of Assistant Treasurer, John L. Sullivan, III, effective September 25, 2019, relating to the offering of the Securities.

I or attorneys under my supervision (with whom I have consulted) have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements and certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I or attorneys under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, limited liability company or other, to enter into and perform all obligations thereunder and I have also assumed the due authorization by all requisite action, limited liability company or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth below, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, I or attorneys under my supervision (with whom I have consulted) have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

The opinion set forth below is subject to the following further qualifications, assumptions and limitations:

(i)             the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting mortgagees’ and other creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and

(ii)            I do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Securities have been duly authorized and executed by the Company, and that when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement through incorporation by reference of a current report on Form 8-K. I also consent to the reference to my name under the heading “Legal Matters” in the Prospectus Supplement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Robert T. Lucas III
Robert T. Lucas III

Annex I

DUKE ENERGY BUSINESS SERVICES, LLC

526 South Church Street

Charlotte, North Carolina 28202

September 27, 2019

Robert T. Lucas III, Esq.

526 South Church Street

Charlotte, North Carolina 28202

Re:      Duke Energy Indiana, LLC $500,000,000 aggregate principal amount of First Mortgage Bonds, Series YYY, 3.25%, Due October 1, 2049

Dear Mr. Lucas:

I am Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of Duke Energy Indiana, LLC, an Indiana limited liability company (the “Company”), and in such capacity I have acted as counsel to the Company in connection with the public offering of $500,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, Series YYY, 3.25%, Due October 1, 2049 (the “Securities”), to be issued pursuant to an Indenture of Mortgage or Deed of Trust, dated September 1, 1939 (the “Original Indenture”), between the Company and Deutsche Bank National Trust Company, as Trustee (the “Trustee”), as amended and supplemented from time to time, including by the Sixty-Ninth Supplemental Indenture, dated as of September 27, 2019, relating to the Securities (the “Supplemental Indenture”) (collectively, the “Indenture”). On September 25, 2019, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

I am a member of the bar of the State of Indiana and my opinion set forth herein is limited to the laws of the State of Indiana. I do not express any opinion with respect to the laws of any other jurisdiction, or as to the effect thereof on the opinion herein stated. The Indenture and the form of Securities do not include provisions specifying the governing law. For purposes of my opinions, I have assumed that the Indenture and the Securities are governed exclusively by the internal substantive laws and judicial interpretations of the State of Indiana.

In connection with this opinion, I or attorneys under my supervision (with whom I have consulted) have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(a)            the registration statement on Form S-3 (File No. 333-233896-04) of the Company filed on September 23, 2019, with the Securities and Exchange Commission (the “Commission”) under the Securities Act, allowing for delayed offerings pursuant to Rule 415 under the Securities Act and the information deemed to be a part of such registration statement as of the date hereof pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, effective upon filing with the Commission on September 23, 2019 pursuant to Rule 462(e) of the Rules and Regulations, being hereinafter referred to as the “Registration Statement”);

(b)            the prospectus, dated September 23, 2019, which forms a part of and is included in the Registration Statement in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(c)            the preliminary prospectus supplement, dated September 25, 2019, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)            the prospectus supplement, dated September 25, 2019, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)            the Issuer Free Writing Prospectus filed with the Commission on September 25, 2019 pursuant to Rule 433(d) of the Securities Act and Section 5(e) of the Underwriting Agreement;

(f)             the Articles of Organization of the Company, effective January 1, 2016, as amended;

(g)            the Limited Liability Company Operating Agreement of the Company, dated as of January 1, 2016, as amended;

(h)            an executed copy of the Underwriting Agreement;

(i)             a specimen of the Securities;

(j)             an executed copy of the Indenture;

(k)            an executed copy of the Supplemental Indenture;

(l)             resolutions adopted by the Board of Directors of the Company, effective September 16, 2019, relating to the preparation and filing with the Commission of the Registration Statement and the issuance of the Company’s securities; and

(m)           the written consent of Assistant Treasurer, John L. Sullivan, III, effective September 25, 2019, relating to the offering of the Securities.

I or attorneys under my supervision (with whom I have consulted) have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements and certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I or attorneys under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, limited liability company or other, to enter into and perform all obligations thereunder and I have also assumed the due authorization by all requisite action, limited liability company or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth below, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, I or attorneys under my supervision (with whom I have consulted) have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

The opinion set forth below is subject to the following further qualifications, assumptions and limitations:

(i)             the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting mortgagees’ and other creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and

(ii)            I do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Securities have been duly authorized and executed by the Company, and that when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

This opinion is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as an exhibit to the Registration Statement through incorporation by reference of a current report on Form 8-K, and I hereby consent to your attaching this opinion as an annex to such opinion. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Kelley A. Karn
Kelley A. Karn, Esq.